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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 30, 2002


                          BROADWING COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-20803                  74-2644120
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

  1122 Capital of Texas Highway South
               Austin, TX                                               78746
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (512) 328-1112
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FORM 8-K                                           BROADWING COMMUNICATIONS INC.


ITEM 5. OTHER EVENT.

         Bob Shingler, currently president of voice services, has been promoted to President of Broadwing Communications. Shingler, who will be based in Austin, is an industry veteran with over 20 years of experience. Prior to joining Broadwing Communications earlier this year, he held a variety of positions with BellSouth Corporation both in Europe and the U.S.

         Broadwing Communications has deferred cash payment of the quarterly dividend, due November 15, 2002, on its Broadwing Communications subsidiary
12 1/2 percent preferred shares, in accordance with the terms of the security. The dividend will be accrued and the Company will conserve approximately $12.4 million of cash in the fourth quarter.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BROADWING COMMUNICATIONS INC.


                                   By:  /s/ Jeffrey C. Smith
                                        ---------------------------------------
                                        Jeffrey C. Smith
                                        Chief Human Resources Officer,
                                        General Counsel and Corporate Secretary



Date: October 30, 2002